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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982,
333-03845, 333-42183, 333-53915, 333-53917, 333-50970, 333-67832, and 333-97105)
and on Form S-3 (File No. 333-55512) of The J. Jill Group, Inc. of our report dated February 12, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2003 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Boston, Massachusetts
March 28, 2003